UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2018

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2018, the Board of Directors (the “Board”) of MobileSmith, Inc. (the “Company”) appointed the Company’s Executive Chairman Randy Tomlin to the additional positions as the Company’s President and Chief Executive Officer.  Mr. Tomlin’s appointment is consistent with the Company embarking on an additional strategy that will expand the Company’s healthcare industry offerings beyond the healthcare provider space.

The Board also approved Mr. Tomlin’s compensation at $250,000 per year.

In conjunction with Mr. Tomlin’s appointment to the office of Chief Executive Officer, the Company’s former Chief Executive Officer, Bob Dieterle, resigned from all positions held at the Company.  The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Dieterle’s resignation, the Company and Mr. Dieterle entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which Mr. Dieterle will receive an aggregate amount of $90,000 over a six-month period. Mr. Dieterle is also entitled to maintain his medical coverage through the end of the separation agreement.   The foregoing summary of the principal terms of the Separation Agreement do not purport to be complete and is qualified in its entirety by reference to the Separation Agreement attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company also granted to employees options under the Company’s stock option plan to purchase an aggregate of 4,885,778 shares of the Company’s common stock, of which options for 1,000,000 shares were granted to Randy Tomlin, the Executive Chairman and newly appointed Chief Executive Officer and President, and options for 430,000 shares were granted to Gleb Mikhailov, the Company’s Chief Financial Officer.  All of the options granted are exercisable at a per-share exercise price of $1.95 and have a ten-year life with annual vesting over a five-year term.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Separation Agreement and General Release between MobileSmith, Inc. and Bob Dieterle

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2018	Company Name: MobileSmith Inc.

By: /s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer